Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Fourth Quarter and Full Year 2018 Financial Results

New York, NY – February 22, 2019 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the fourth quarter and full year ended December 31, 2018.

Total Company

•	Net income attributable to W. P. Carey of $193.3 million, or $1.33 per diluted share, for the fourth quarter and $411.6 million, or $3.49 per diluted share, for 2018

•	AFFO of $193.9 million, or $1.33 per diluted share, for the fourth quarter and $634.6 million, or $5.39 per diluted share, for 2018

•	Quarterly cash dividend raised to $1.03 per share, equivalent to an annualized dividend rate of $4.12 per share

•	Completed merger with CPA:17 in a $5.9 billion stock-for-stock transaction

•	2019 full year AFFO guidance range of $4.95 to $5.15 per diluted share announced, including Real Estate AFFO of between $4.70 and $4.90 per diluted share

Business Segments

Real Estate

•	Segment net income attributable to W. P. Carey of $151.6 million for the fourth quarter and $307.2 million for 2018

•	Segment AFFO of $163.9 million, or $1.12 per diluted share, for the fourth quarter and $516.5 million, or $4.39 per diluted share, for 2018

•	Investment volume of $248.0 million during the fourth quarter, bringing total investment volume for 2018 to $939.7 million

•	Gross disposition proceeds of $339.8 million during the fourth quarter, bringing total dispositions for 2018 to $524.5 million

•	Portfolio occupancy of 98.3%

•	Weighted-average lease term of 10.2 years

W. P. Carey Inc. 12/31/2018 Earnings Release 8-K – 1

Investment Management

•	Segment net income attributable to W. P. Carey of $41.7 million for the fourth quarter and $104.3 million for 2018

•	Segment AFFO of $29.9 million, or $0.21 per diluted share, for the fourth quarter and $118.1 million, or $1.00 per diluted share, for 2018

Balance Sheet and Capitalization – Fourth Quarter 2018

•	Issued €500 million of 2.250% Senior Unsecured Notes due 2026

•	Utilized ATM offering program to raise $287.5 million in net proceeds

MANAGEMENT COMMENTARY

“For the fourth quarter and full year, growth in Real Estate AFFO was driven primarily by the accretive impact of both new acquisitions and the assets we acquired in our recent merger with CPA:17,” said Jason Fox, Chief Executive Officer of W. P. Carey. “During 2018, we added flexibility to our balance sheet and reduced leverage, and we believe the improved quality of our earnings is being reflected in our cost of capital. All of this puts us in a strong position to support our 2019 investment activity and continue to grow Real Estate AFFO per share.”

QUARTERLY FINANCIAL RESULTS

Revenues

•	Total Company: Revenues excluding reimbursable costs (net revenues) for the 2018 fourth quarter totaled $258.2 million, up 39.3% from $185.3 million for the 2017 fourth quarter.

•
Real Estate: Real Estate net revenues for the 2018 fourth quarter were $238.1 million, up 46.7% from $162.3 million for the 2017 fourth quarter, due primarily to additional lease revenues from properties acquired in the CPA:17 Merger.

•
Investment Management: Investment Management net revenues for the 2018 fourth quarter were $20.1 million, down 13.0% from $23.1 million for the 2017 fourth quarter, due primarily to the cessation of asset management revenue previously earned from CPA:17.

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2018 fourth quarter was $193.3 million, up 157.0% from $75.2 million for the 2017 fourth quarter, due primarily to a higher aggregate gain on sale of real estate and a gain on change in control of interests recognized in connection with the CPA:17 Merger, which more than offset higher interest expense related to mortgage loans on properties acquired in the CPA:17 Merger.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2018 fourth quarter was $1.33 per diluted share, up 1.5% from $1.31 per diluted share for the 2017 fourth quarter. AFFO from the Company’s Real Estate segment (Real Estate AFFO) increased, due primarily to the accretive impact of both net acquisitions and properties acquired in the CPA:17 Merger, which closed during the 2018 fourth quarter. AFFO from the Company’s Investment Management segment (Investment Management AFFO) declined, due primarily to the cessation of asset management fees previously earned from CPA:17.

Note: Further information concerning AFFO and Real Estate AFFO, non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

W. P. Carey Inc. 12/31/2018 Earnings Release 8-K – 2

Dividend

•
As previously announced, on December 5, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $1.03 per share, equivalent to an annualized dividend rate of $4.12 per share. The dividend was paid on January 15, 2019 to stockholders of record as of December 31, 2018.

FULL YEAR FINANCIAL RESULTS

Revenues

•	Total Company: Net revenues for the 2018 full year totaled $835.7 million, up 7.8% from $775.3 million for the 2017 full year.

•
Real Estate: Real Estate net revenues for the 2018 full year totaled $751.0 million, up 12.8% from $665.7 million for the 2017 full year, due primarily to additional lease revenues from properties acquired in the CPA:17 Merger and other property acquisitions.

•
Investment Management: Investment Management net revenues for the 2018 full year totaled $84.7 million, down 22.7% from $109.6 million for the 2017 full year, due primarily to lower structuring revenues resulting from the fully-invested status of the Managed Programs (as defined below), as well as the cessation of asset management revenue previously earned from CPA:17.

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2018 full year totaled $411.6 million, up 48.4% compared to $277.3 million for the 2017 full year, due primarily to a higher aggregate gain on sale of real estate and a gain on change in control of interests recognized in connection with the CPA:17 Merger, which more than offset higher interest expense related to mortgage loans on properties acquired in the CPA:17 Merger.

AFFO

•
AFFO for the 2018 full year totaled $5.39 per diluted share, up 1.7% compared to $5.30 per diluted share for the 2017 full year. Real Estate AFFO increased, due primarily to the accretive impact of both net acquisitions and properties acquired in the CPA:17 Merger, which closed during the 2018 fourth quarter. Investment Management AFFO declined, due primarily to the cessation of asset management fees previously earned from CPA:17.

Note: Further information concerning AFFO and Real Estate AFFO, non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividends

•	Dividends declared during 2018 totaled $4.09 per share, an increase of 2.0% compared to total dividends declared during 2017 of $4.01 per share.

W. P. Carey Inc. 12/31/2018 Earnings Release 8-K – 3

AFFO GUIDANCE

•
For the 2019 full year, the Company expects to report total AFFO of between $4.95 and $5.15 per diluted share, including Real Estate AFFO of between $4.70 and $4.90 per diluted share, based on the following key assumptions:

(i)	investments for the Company’s Real Estate portfolio of between $750 million and $1.25 billion;

(ii)	dispositions from the Company’s Real Estate portfolio of between $500 million and $700 million; and

(iii)	total general and administrative expenses of between $75 million and $80 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on total AFFO (and Real Estate AFFO) and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets and depreciation and amortization from new acquisitions.

BALANCE SHEET AND CAPITALIZATION

Euro-Denominated Bond Issuance

•
On October 9, 2018, the Company completed an underwritten public offering of €500 million aggregate principal amount of 2.250% Senior Notes due April 9, 2026. Net proceeds from the offering were used to reduce amounts outstanding under the Company’s unsecured revolving credit facility.

“At-The-Market” (ATM) Offering Program

•	During the 2018 fourth quarter, the Company issued 4,229,285 shares of common stock under its ATM offering program at a weighted-average price of $69.03 per share, for net proceeds of $287.5 million.

•
Subsequent to the 2018 fourth quarter, the Company issued 772,858 shares of common stock under its ATM offering program at a weighted-average price of $74.50 per share, for net proceeds of approximately $56.7 million.

CPA:17 MERGER

•	On October 31, 2018, the Company completed its merger with CPA:17 (the CPA:17 Merger) in a transaction valued at approximately $5.9 billion, including the assumption of debt.

•
As a result of the CPA:17 Merger, which included the issuance of approximately 54 million shares of W. P. Carey common stock in a stock-for-stock transaction, the Company’s equity market capitalization increased to approximately $11 billion, positioning it as one of the largest net lease REITs and among the top 25 publicly traded REITs in the MSCI US REIT Index.

REAL ESTATE

Investments

•
During the 2018 fourth quarter, the Company completed investments totaling $248.0 million, consisting of eight acquisitions for $210.9 million in aggregate and three completed capital investment projects at a total cost of $37.1 million, bringing total investment volume for the year ended December 31, 2018 to $939.7 million, including transaction-related costs.

•
As of December 31, 2018, the Company had nine capital investment projects outstanding for an expected total investment of approximately $234.7 million, of which eight projects totaling $159.7 million are currently expected to be completed during 2019.

W. P. Carey Inc. 12/31/2018 Earnings Release 8-K – 4

Dispositions

•	During the 2018 fourth quarter, the Company disposed of 39 properties for total gross proceeds of $339.8 million, bringing total dispositions for the year ended December 31, 2018 to $524.5 million.

Composition

•
As of December 31, 2018, the Company’s net lease portfolio consisted of 1,163 properties, comprising 131.0 million square feet leased to 304 tenants, with a weighted-average lease term of 10.2 years and an occupancy rate of 98.3%. In addition, primarily as a result of the CPA:17 Merger, the Company owned 46 self-storage and two hotel operating properties, totaling approximately 3.4 million square feet.

INVESTMENT MANAGEMENT

•
W. P. Carey was formerly the advisor to CPA:17 – Global (CPA:17) until the CPA:17 Merger, and is currently the advisor to CPA:18 – Global (CPA:18, and together with CPA:17, the CPA REITs), Carey Watermark Investors Incorporated (CWI 1) and Carey Watermark Investors 2 Incorporated (CWI 2, and together with CWI 1, the CWI REITs, and together with the CPA REITs, the Managed REITs), and Carey European Student Housing Fund I, L.P. (CESH, and together with the Managed REITs, the Managed Programs).

Acquisitions

•
During the 2018 fourth quarter, the Company structured investments on behalf of the Managed Programs totaling $126.1 million, including transaction-related costs and fees, comprised wholly of student housing projects for CPA:18, bringing total investment volume on behalf of the Managed Programs for the year ended December 31, 2018 to $427.3 million, comprised almost entirely of student housing projects for CPA:18.

Assets Under Management

•
As of December 31, 2018, the existing Managed Programs had total assets under management of approximately $7.6 billion, down 42.0% from approximately $13.1 billion as of December 31, 2017, substantially due to the CPA:17 Merger.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2018 fourth quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on February 22, 2019.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, February 22, 2019 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-465-1289 (U.S.) or +1-201-689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

* * * * *

W. P. Carey Inc. 12/31/2018 Earnings Release 8-K – 5

W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $17 billion and a diversified portfolio of operationally-critical commercial real estate that includes 1,163 net lease properties covering approximately 131 million square feet. For over four decades, the company has invested in high-quality single-tenant industrial, warehouse, office and retail properties subject to long-term leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.

www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Fox with regard to the quality of our earnings, our cost of capital, our 2019 investment activity, and the potential growth of our real estate adjusted funds from operations (including underlying assumptions, such as the timing of acquisitions, our level of general and administrative expense, and dispositions and the impact thereof, and our ability to execute on our strategy to create long-term shareholder value, including by maximizing recurring revenue streams). These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2018. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

* * * * *

W. P. Carey Inc. 12/31/2018 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2018	2017
Assets
Investments in real estate:
Land, buildings and improvements (a)	$9,251,396	$5,457,265
Net investments in direct financing leases	1,306,215	721,607
In-place lease and other intangible assets	2,009,628	1,213,976
Above-market rent intangible assets	925,797	640,480
Investments in real estate	13,493,036	8,033,328
Accumulated depreciation and amortization (b)	(1,564,182)	(1,329,613)
Net investments in real estate	11,928,854	6,703,715
Equity investments in the Managed Programs and real estate (c)	329,248	341,457
Cash and cash equivalents	217,644	162,312
Due from affiliates	74,842	105,308
Other assets, net	711,507	274,650
Goodwill	920,944	643,960
Total assets	$14,183,039	$8,231,402

Liabilities and Equity
Debt:
Senior unsecured notes, net	$3,554,470	$2,474,661
Unsecured revolving credit facility	91,563	216,775
Unsecured term loans, net	—	388,354
Non-recourse mortgages, net	2,732,658	1,185,477
Debt, net	6,378,691	4,265,267
Accounts payable, accrued expenses and other liabilities	403,896	263,053
Below-market rent and other intangible liabilities, net	225,128	113,957
Deferred income taxes	173,115	67,009
Dividends payable	172,154	109,766
Total liabilities	7,352,984	4,819,052
Redeemable noncontrolling interest	—	965

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 165,279,642 and 106,922,616 shares, respectively, issued and outstanding	165	107
Additional paid-in capital	8,187,335	4,433,573
Distributions in excess of accumulated earnings	(1,143,992)	(1,052,064)
Deferred compensation obligation	35,766	46,656
Accumulated other comprehensive loss	(254,996)	(236,011)
Total stockholders’ equity	6,824,278	3,192,261
Noncontrolling interests	5,777	219,124
Total equity	6,830,055	3,411,385
Total liabilities and equity	$14,183,039	$8,231,402
________

(a)
Includes $470.7 million and $83.0 million of amounts attributable to operating properties as of December 31, 2018 and 2017, respectively. We sold one hotel operating property in April 2018. We acquired 37 self-storage properties and one hotel operating property in the CPA:17 Merger.

(b)
Includes $734.8 million and $630.0 million of accumulated depreciation on buildings and improvements as of December 31, 2018 and 2017, respectively, and $829.4 million and $699.7 million of accumulated amortization on lease intangibles as of December 31, 2018 and 2017, respectively.

(c)
Our equity investments in the Managed Programs totaled $107.6 million and $201.4 million as of December 31, 2018 and 2017, respectively. Our equity investments in real estate joint ventures totaled $221.7 million and $140.0 million as of December 31, 2018 and 2017, respectively.

W. P. Carey Inc. 12/31/2018 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
Revenues
Real Estate:
Lease revenues	$223,487	$167,088	$154,826
Operating property revenues	11,707	4,282	6,910
Reimbursable tenant costs	10,145	5,979	5,584
Lease termination income and other	2,952	1,981	515
	248,291	179,330	167,835
Investment Management:
Asset management revenue	11,954	17,349	16,854
Structuring revenue	8,108	6,553	6,217
Reimbursable costs from affiliates	5,042	6,042	6,055
Other advisory revenue	—	110	—
	25,104	30,054	29,126
	273,395	209,384	196,961
Operating Expenses
Depreciation and amortization	93,321	67,825	64,015
Merger and other expenses (a)	37,098	1,673	(533)
General and administrative	17,449	15,863	17,702
Reimbursable tenant and affiliate costs	15,187	12,021	11,639
Property expenses, excluding reimbursable tenant costs	8,319	4,898	3,993
Operating property expenses	7,844	3,055	5,567
Stock-based compensation expense	3,902	2,475	4,268
Subadvisor fees (b)	2,226	3,127	2,002
Impairment charges	—	—	2,769
Restructuring and other compensation (c)	—	—	289
	185,346	110,937	111,711
Other Income and Expenses
Gain on sale of real estate, net	99,618	343	11,146
Interest expense	(57,250)	(41,740)	(40,401)
Gain on change in control of interests (d)	47,814	—	—
Equity in earnings of equity method investments in the Managed Programs and real estate	15,268	18,363	16,930
Other gains and (losses)	13,215	8,875	1,356
	118,665	(14,159)	(10,969)
Income before income taxes	206,714	84,288	74,281
(Provision for) benefit from income taxes	(11,436)	(2,715)	192
Net Income	195,278	81,573	74,473
Net (income) loss attributable to noncontrolling interests	(2,015)	(4,225)	736
Net Income Attributable to W. P. Carey	$193,263	$77,348	$75,209

Basic Earnings Per Share	$1.33	$0.71	$0.69
Diluted Earnings Per Share	$1.33	$0.71	$0.69
Weighted-Average Shares Outstanding
Basic	145,480,858	108,073,969	108,041,556
Diluted	145,716,583	108,283,666	108,208,918

Dividends Declared Per Share	$1.030	$1.025	$1.010

W. P. Carey Inc. 12/31/2018 Earnings Release 8-K – 8

W. P. CAREY INC.
Full Year Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2018	2017
Revenues
Real Estate:
Lease revenues	$716,422	$630,373
Reimbursable tenant costs	28,076	21,524
Operating property revenues	28,072	30,562
Lease termination income and other	6,555	4,749
	779,125	687,208
Investment Management:
Asset management revenue	63,556	70,125
Reimbursable costs from affiliates	21,925	51,445
Structuring revenue	20,826	34,198
Other advisory revenue	300	896
Dealer manager fees	—	4,430
	106,607	161,094
	885,732	848,302
Operating Expenses
Depreciation and amortization	291,440	253,334
General and administrative	68,337	70,891
Reimbursable tenant and affiliate costs	50,001	72,969
Merger and other expenses (a)	41,426	605
Property expenses, excluding reimbursable tenant costs	22,773	17,330
Operating property expenses	20,150	23,426
Stock-based compensation expense	18,294	18,917
Subadvisor fees (b)	9,240	13,600
Impairment charges	4,790	2,769
Restructuring and other compensation (c)	—	9,363
Dealer manager fees and expenses	—	6,544
	526,451	489,748
Other Income and Expenses
Interest expense	(178,375)	(165,775)
Gain on sale of real estate, net	118,605	33,878
Equity in earnings of equity method investments in the Managed Programs and real estate	61,514	64,750
Gain on change in control of interests (d)	47,814	—
Other gains and (losses)	29,913	(3,613)
	79,471	(70,760)
Income before income taxes	438,752	287,794
Provision for income taxes	(14,411)	(2,711)
Net Income	424,341	285,083
Net income attributable to noncontrolling interests	(12,775)	(7,794)
Net Income Attributable to W. P. Carey	$411,566	$277,289

Basic Earnings Per Share	$3.50	$2.56
Diluted Earnings Per Share	$3.49	$2.56
Weighted-Average Shares Outstanding
Basic	117,494,969	107,824,738
Diluted	117,706,445	108,035,971

Dividends Declared Per Share	$4.090	$4.010
__________

(a)
Amounts for the three months ended December 31, 2018 and September 30, 2018, and the year ended December 31, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger. Amount for the year ended December 31, 2017 is primarily comprised of accruals for estimated one-time legal settlement expenses.

(b)
The subadvisors for CWI 1, CWI 2, CPA:18 – Global, and Carey Credit Income Fund (prior to our resignation as the advisor to that fund in the third quarter of 2017) earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. Refer to the Managed Programs Fee Summary section in Exhibit 99.2 of the Current Report on Form 8-K filed on February 22, 2019 for further information.

(c)	Amounts for the three months and year ended December 31, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

(d)
Amounts for the three months and year ended December 31, 2018 include a gain of $18.8 million recognized on the purchase of the remaining interests in six investments from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. Amounts for the three months and year ended December 31, 2018 also include a gain of $29.0 million recognized on our previously held interest in shares of CPA:17 common stock in connection with the CPA:17 Merger.

W. P. Carey Inc. 12/31/2018 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
Net income attributable to W. P. Carey	$193,263	$77,348	$75,209
Adjustments:
Gain on sale of real estate, net	(99,618)	(343)	(11,146)
Depreciation and amortization of real property	92,018	66,493	62,603
Gain on change in control of interests (a)	(47,814)	—	—
Impairment charges	—	—	2,769
Proportionate share of adjustments for noncontrolling interests	(762)	(2,693)	(2,696)
Proportionate share of adjustments to equity in net income of partially owned entities	3,225	(651)	877
Total adjustments	(52,951)	62,806	52,407
FFO (as defined by NAREIT) Attributable to W. P. Carey (b)	140,312	140,154	127,616
Adjustments:
Merger and other expenses (c)	37,098	1,673	(533)
Above- and below-market rent intangible lease amortization, net (d)	14,985	13,224	17,922
Other amortization and non-cash items (e)	(10,206)	(4,829)	2,198
Tax expense (benefit) – deferred and other (f)	6,288	3,918	(10,497)
Straight-line and other rent adjustments	(6,096)	(3,431)	(2,002)
Stock-based compensation	3,902	2,475	4,268
Amortization of deferred financing costs	2,572	1,901	2,043
Loss (gain) on extinguishment of debt	1,744	(43)	(81)
Realized (gains) losses on foreign currency	(71)	191	(472)
Restructuring and other compensation (g)	—	—	289
Proportionate share of adjustments to equity in net income of partially owned entities	3,192	3,860	2,884
Proportionate share of adjustments for noncontrolling interests	140	664	(1,573)
Total adjustments	53,548	19,603	14,446
AFFO Attributable to W. P. Carey (b)	$193,860	$159,757	$142,062

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (b)	$140,312	$140,154	$127,616
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (b)	$0.96	$1.29	$1.18
AFFO attributable to W. P. Carey (b)	$193,860	$159,757	$142,062
AFFO attributable to W. P. Carey per diluted share (b)	$1.33	$1.48	$1.31
Diluted weighted-average shares outstanding	145,716,583	108,283,666	108,208,918

W. P. Carey Inc. 12/31/2018 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
Net income from Real Estate attributable to W. P. Carey	$151,611	$51,009	$54,149
Adjustments:
Gain on sale of real estate, net	(99,618)	(343)	(11,146)
Depreciation and amortization of real property	92,018	66,493	62,603
Gain on change in control of interests (a)	(18,792)	—	—
Impairment charges	—	—	2,769
Proportionate share of adjustments for noncontrolling interests	(762)	(2,693)	(2,696)
Proportionate share of adjustments to equity in net income of partially owned entities	3,225	(651)	877
Total adjustments	(23,929)	62,806	52,407
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (b)	127,682	113,815	106,556
Adjustments:
Merger and other expenses (c)	37,098	1,673	(533)
Above- and below-market rent intangible lease amortization, net (d)	14,985	13,224	17,922
Other amortization and non-cash items (e)	(12,692)	(5,174)	2,260
Straight-line and other rent adjustments	(6,096)	(3,431)	(2,002)
Tax benefit – deferred and other	(3,949)	(3,556)	(15,047)
Stock-based compensation	2,774	1,380	2,227
Amortization of deferred financing costs	2,572	1,901	2,043
Loss (gain) on extinguishment of debt	1,744	(43)	(81)
Realized (gains) losses on foreign currency	(61)	197	(477)
Proportionate share of adjustments to equity in net income of partially owned entities	(260)	519	41
Proportionate share of adjustments for noncontrolling interests	140	664	(1,573)
Total adjustments	36,255	7,354	4,780
AFFO Attributable to W. P. Carey – Real Estate (b)	$163,937	$121,169	$111,336

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (b)	$127,682	$113,815	$106,556
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (b)	$0.87	$1.05	$0.99
AFFO attributable to W. P. Carey – Real Estate (b)	$163,937	$121,169	$111,336
AFFO attributable to W. P. Carey per diluted share – Real Estate (b)	$1.12	$1.12	$1.03
Diluted weighted-average shares outstanding	145,716,583	108,283,666	108,208,918

W. P. Carey Inc. 12/31/2018 Earnings Release 8-K – 11

W. P. CAREY INC.
Full Year Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2018	2017
Net income attributable to W. P. Carey	$411,566	$277,289
Adjustments:
Depreciation and amortization of real property	286,164	248,042
Gain on sale of real estate, net	(118,605)	(33,878)
Gain on change in control of interests (a)	(47,814)	—
Impairment charges	4,790	2,769
Proportionate share of adjustments for noncontrolling interests	(8,966)	(10,491)
Proportionate share of adjustments to equity in net income of partially owned entities	4,728	5,293
Total adjustments	120,297	211,735
FFO (as defined by NAREIT) Attributable to W. P. Carey (b)	531,863	489,024
Adjustments:
Above- and below-market rent intangible lease amortization, net (d)	52,314	55,195
Merger and other expenses (c)	41,426	605
Stock-based compensation	18,294	18,917
Other amortization and non-cash items (e)	(17,326)	17,193
Straight-line and other rent adjustments	(14,460)	(11,679)
Amortization of deferred financing costs	6,184	8,169
Loss (gain) on extinguishment of debt	3,310	(46)
Tax expense (benefit) – deferred and other (f)	1,079	(18,664)
Realized gains on foreign currency	(768)	(896)
Restructuring and other compensation (g)	—	9,363
Proportionate share of adjustments to equity in net income of partially owned entities	12,439	8,476
Proportionate share of adjustments for noncontrolling interests	231	(2,678)
Total adjustments	102,723	83,955
AFFO Attributable to W. P. Carey (b)	$634,586	$572,979

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (b)	$531,863	$489,024
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (b)	$4.52	$4.53
AFFO attributable to W. P. Carey (b)	$634,586	$572,979
AFFO attributable to W. P. Carey per diluted share (b)	$5.39	$5.30
Diluted weighted-average shares outstanding	117,706,445	108,035,971

W. P. Carey Inc. 12/31/2018 Earnings Release 8-K – 12

W. P. CAREY INC.
Full Year Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2018	2017
Net income from Real Estate attributable to W. P. Carey	$307,236	$192,139
Adjustments:
Depreciation and amortization of real property	286,164	248,042
Gain on sale of real estate, net	(118,605)	(33,878)
Gain on change in control of interests (a)	(18,792)	—
Impairment charges	4,790	2,769
Proportionate share of adjustments for noncontrolling interests	(8,966)	(10,491)
Proportionate share of adjustments to equity in net income of partially owned entities	4,728	5,293
Total adjustments	149,319	211,735
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (b)	456,555	403,874
Adjustments:
Above- and below-market rent intangible lease amortization, net (d)	52,314	55,195
Merger and other expenses (c)	41,426	605
Other amortization and non-cash items (e)	(20,216)	18,115
Tax benefit – deferred and other	(18,790)	(20,168)
Straight-line and other rent adjustments	(14,460)	(11,679)
Stock-based compensation	10,450	6,960
Amortization of deferred financing costs	6,184	8,169
Loss (gain) on extinguishment of debt	3,310	(46)
Realized gains on foreign currency	(789)	(918)
Proportionate share of adjustments to equity in net income of partially owned entities	287	(564)
Proportionate share of adjustments for noncontrolling interests	231	(2,678)
Total adjustments	59,947	52,991
AFFO Attributable to W. P. Carey – Real Estate (b)	$516,502	$456,865

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (b)	$456,555	$403,874
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (b)	$3.88	$3.74
AFFO attributable to W. P. Carey – Real Estate (b)	$516,502	$456,865
AFFO attributable to W. P. Carey per diluted share – Real Estate (b)	$4.39	$4.23
Diluted weighted-average shares outstanding	117,706,445	108,035,971
__________

(a)
AFFO and Real Estate AFFO amounts for the three months and year ended December 31, 2018 include a gain recognized on the purchase of the remaining interests in six investments from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. AFFO amounts for the three months and year ended December 31, 2018 include a gain recognized on our previously held interest in shares of CPA:17 common stock in connection with the CPA:17 Merger.

(b)	FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.

(c)
Amounts for the three months ended December 31, 2018 and September 30, 2018, and the year ended December 31, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger. Amount for the year ended December 31, 2017 is primarily comprised of accruals for estimated one-time legal settlement expenses.

(d)
Amounts for the three months and year ended December 31, 2017 include an adjustment of $5.7 million related to accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(e)	Primarily represents unrealized gains and losses from foreign currency exchange movements and derivatives.

(f)
Amounts for the three months and year ended December 31, 2018 include one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CPA:17 – Global to us for asset management services performed, in connection with the CPA:17 Merger.

(g)	Amounts for the three months and year ended December 31, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

W. P. Carey Inc. 12/31/2018 Earnings Release 8-K – 13

Non-GAAP Financial Disclosure

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as certain lease termination income, gains or losses from extinguishment of debt, restructuring and related compensation expenses and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP or as alternatives to net cash provided by operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 12/31/2018 Earnings Release 8-K – 14